UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2011

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
(Exact Name of Registrant as Specified in Charter)

Switzerland	001-32938	98-0681223
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
Lindenstrasse 8
6340 Baar
Zug, Switzerland
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: 41-41-768-1080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At the 2011 Annual Shareholder Meeting of Allied World Assurance Company Holdings, AG (the “Company”), the Company’s shareholders approved a dividend in the form of a par value reduction payable in four quarterly installments. The aggregate par value reduction amount was 1.28 Swiss francs (CHF), which was equal to $1.50 per share, or $0.375 per quarter, at the time of the annual meeting. The par value reduction amount for each installment will be adjusted up or down to equal $0.375 per share near the time of payment, subject to an aggregate cap for the four installments of CHF 1.92, as further described in the Company’s 2011 Proxy Statement, dated March 17, 2011.
     For the first of such installments, in accordance with the shareholder approval, the par value reduction amount was fixed at CHF 0.30 based on the published USD/CHF exchange rate of 0.8149 on July 18, 2011. To accomplish this first installment, the Company adjusted its Articles of Association on July 27, 2011 to confirm the par value reduction of CHF 0.30. The Company’s amended and restated Articles of Association became effective upon registration in the daily register of the commercial register of the Canton of Zug, Switzerland on July 27, 2011 and, as a result, the Company’s par value is CHF 14.70 as of such date.
     Accordingly, the Company’s shareholders of record at the close of business on July 27, 2011 will receive the dividend scheduled for payment on August 5, 2011. A copy of the Company’s amended and restated Articles of Association is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

3.1	Articles of Association of Allied World Assurance Company Holdings, AG, as amended and restated.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

Dated: August 1, 2011	By:	/s/ Wesley D. Dupont
	Name:	Wesley D. Dupont
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Articles of Association of Allied World Assurance Company Holdings, AG, as amended and restated.